Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

         Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C.
1350), the undersigned, Lisa M. De La Pointe, Chief Financial Officer of Puradyn Filter Technologies Incorporated ("the Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 (the "Report").

         The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has executed this certification as of the 26th day of March 2004.

                                                  /s/ Lisa M. De La Pointe
                                                  ------------------------------
                                                  Name: Lisa M. De La Pointe
                                                  Title: Chief Financial Officer